AWARD/CONTRACT

1. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 350)

RATING

2. CONTRACT (Proc. Inst. Ident.) NO. N66001-06-C-2024

3. EFFECTIVE DATE 30 Jun 2006

4. REQUISITION/PURCHASE REQUEST/PROJECT NO. 1000004766

5. ISSUED BY CODE N66001
SPAWAR SYSTEMS CENTER SAN DIEGO
TOM VINSON, CODE 224
TOM.VINSON@NAVY.MIL
53560 HULL STREET
SAN DIEGO CA 92152-5001

6. ADMINISTERED BY (If other than Item 5) CODE S4801A
DCMA SEATTLE
CORPORATE CAMPUS EAST III
3009 112TH AVE., NE, SUITE 200
BELLEVUE WA 98004-8019

7. NAME AND ADDRESS OF CONTRACTOR (No., street, city, county, state and zip code)
LUMERA CORPORATION
DUNS: 127693146
19910 N. CREEK PKWY
BOTHELL WA 98011

CODE 1PJC8 FACILITY CODE

8. DELIVERY
[ ] FOB ORIGIN [X] OTHER (See below)

9. DISCOUNT FOR PROMPT PAYMENT

10. SUBMIT INVOICES (4 copies unless otherwise specified) TO THE ADDRESS SHOWN IN: ITEM Section G

11. SHIP TO/MARK FOR CODE
See Schedule

12. PAYMENT WILL BE MADE BY CODE HQ0339
DFAS-COLUMBUS CENTER
DFAS-CO WEST ENTITLEMENT OPERATIONS
PO BOX 182381
COLUMBUS OH 43218-2381

13. AUTHORITY FOR USING OTHER THAN FULL AND OPEN COMPETITION:
[ ] 10 U.S.C. 2304(c)( ) [ ] 41 U.S.C. 253(c)( )

14. ACCOUNTING AND APPROPRIATION DATA
See Schedule

15A. ITEM NO.	15B. SUPPLIES/ SERVICES	15C. QUANTITY	15D. UNIT	15E. UNIT PRICE	15F. AMOUNT
	SEE SCHEDULE				

15G. TOTAL AMOUNT OF CONTRACT $3,454,212.00

16. TABLE OF CONTENTS

CONTRACTING OFFICER WILL COMPLETE ITEM 17 OR 18 AS APPLICABLE

17. [X] CONTRACTOR'S NEGOTIATED AGREEMENT Contractor is required to sign this document and return 1 copies to issuing office.) Contractor agrees to furnish and deliver all items or perform all the services set forth or otherwise identified above and on any continuation sheets for the consideration stated herein. The rights and obligations of the parties to this contract shall be subject to and governed by the following documents: (a) this award/contract, (b) the solicitation, if any, and (c) such provisions, representations, certifications, and specifications, as are attached or incorporated by reference herein. (Attachments are listed herein.)

18. [ ] AWARD (Contractor is not required to sign this document.) Your offer on Solicitation Number ________ including the additions or changes made by you which additions or changes are set forth in full above, is hereby accepted as to the items listed above and on any continuation sheets. This award consummates the contract which consists of the following documents: (a) the Government's solicitation and your offer, and (b) this award/contract. No further contractual document is necessary.

19A. NAME AND TITLE OF SIGNER (Type or print)
Thomas D. Mino CEO/President

20A. NAME AND TITLE OF CONTRACTING OFFICER
SHARON M. PRITCHARD
TEL:
EMAIL:

19B. NAME OF CONTRACTOR
BY Thomas D. Mino
(Signature of person authorized to sign)

19C. DATE SIGNED June 27, 2006

20B. UNITED STATES OF AMERICA
BY Sharon M. Pritchard
(Signature of Contracting Officer)

20C. DATE SIGNED 6/30/06

Section B - Supplies or Services and Prices

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0001			Lot		
	Base Year				
	CPFF				
	Research and Development in accordance with the Statement of Work, Attachment 1				
	FOB: Destination				
				ESTIMATED COST	$3,289,726.00
				FIXED FEE	$164,486.00
				TOTAL EST COST + FEE	$3,454,212.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
000101					
	Funding Info for CLIN 0001				
	CPFF				
	FOB: Destination				
				ESTIMATED COST	$0.00
				FIXED FEE	$0.00
				TOTAL EST COST + FEE	$0.00
	ACRN AA CIN: 1000004766				$1,140,000.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0002					NSP*

Data Deliverables

CPFF

Data, in accordance with Exhibit A, DD Form 1423, Contract Data Requirements List (CDRL).

FOB: Destination

*Not Separately Priced

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0003 OPTION			Lot		

Option One

CPFF

Research and Development in accordance with the Statement of Work, Attachment 1

FOB: Destination

ESTIMATED COST	$2,318,457.00
FIXED FEE	$115,923.00
TOTAL EST COST + FEE	$2,434,380.00

ITEM NO	SUPPLIES/SERVICES	QUANTITY	UNIT	UNIT PRICE	AMOUNT
0004 OPTION					NSP*

Data Deliverables - Option One

CPFF

Data, in accordance with Exhibit A, DD Form 1423, Contract Data Requirements List (CDRL).

FOB: Destination

*Not Separately Priced

CLAUSES INCORPORATED BY FULL TEXT

5252.216-9200 PAYMENT OF FIXED FEE (COMPLETION TYPE) (JAN 1989)

FIXED FEE: **$164,486**. The Government shall make payment to the Contractor when requested as work progresses, but no more frequently than biweekly, on account of the fixed fee, equal to **5 percent** of the amounts invoiced by the Contractor under the "Allowable Cost and Payment" clause hereof for the related period, subject to the withholding provisions of paragraph (b) of the "Fixed Fee" clause. In the event of discontinuance of the work in accordance with clause of this contract entitled "Limitation of Funds" the fixed fee shall be redetermined by mutual agreement equitably to reflect the diminution of the work performed; the amount by which such fixed fee is less than, or exceeds payments previously made on account of fee, shall be paid, or repaid by, the Contractor, as the case may be.

(End of clause)

B-503 COST PLUS FIXED FEE (OCT 1998)

The total estimated cost for this contract is **$3,289,726**.
The total fixed fee for this contract is **$164,486**.

B-506 PAYMENT OF FIXED FEE ON COST-PLUS-FIXED-FEE (COMPLETION) CONTRACTS (OCT 1998)

The fixed fee shall be paid in monthly installments based upon the percentage of completion of work as determined by the Administrative Contracting Officer, subject to the withholding provisions of the contract.

B-508 OPTIONS (APR 2000)

The Government may require performance of the work required by CLINs 0003 and 0004. The Contracting Officer shall provide written notice of intent to exercise the option(s) to the Contractor on or before 18 months after award of contract. If the Government exercises the option(s) by this date, Contractor shall perform at the estimated cost and fee, if applicable, set forth as follows:

Estimated Cost	**$ 2,318,457**
Fixed Fee	**$ 115,923**
Total	**$ 2,434,380**

B-900 ALLOWABLE COMPENSATION

(a) Costs shall be incurred and recorded in accordance with generally accepted accounting practices as determined by the cognizant Defense Contract Audit Agency pursuant to the applicable provisions of Subpart 31.2 of the Federal Acquisition Regulation (FAR) in effect on the date of this contract, and in accordance with the provision of this contract entitled Allowable Cost and Payment (FAR 52.216-7), and subject to the following limitations:

(1) Indirect Expenses. The Contractor shall be reimbursed for all overhead and other indirect costs applicable to the contract work, including General and Administrative expenses allowable in accordance with FAR Part 31, Subpart 31.2. The following ceilings apply:

(i) **Fringe Benefits.** In no event may the allowance for appropriate Fringe Benefits expense exceed the following percentages during the period of performance set forth in Section F:

Base Effort: *
Option Effort I: *

(ii) **Overhead.** In no event may the allowance for overhead expense exceed the following percentages during the period of performance set forth in Section F:

Base Effort: *
Option Effort I: *

(iii) **G&A.** In no event may the allowance for appropriate G&A expense exceed the following percentages during the period of performance set forth in Section F:

Base Effort: *
Option Effort I: *

** As set forth in Attachment 3. Note that Attachment 3 is not to be distributed outside the Government without the written consent of the Contracting Officer.*

Section C - Descriptions and Specifications

CLAUSES INCORPORATED BY FULL TEXT

C-302 SPECIFICATIONS/STATEMENT OF WORK (DEC 1998)

The work under this contract shall be performed in accordance with the description/specifications/statement of work, which is included as **Attachment 1**.

(End of clause)

CLAUSES INCORPORATED BY FULL TEXT

C-319 LIABILITY INSURANCE--COST TYPE CONTRACTS (OCT 2001)

(a) The following types of insurance are required in accordance with the FAR 52.228-7 "Insurance--Liability to Third Persons" clause and shall be maintained in the minimum amounts shown:

(1) Workers' compensation and employers' liability: minimum of $100,000
(2) Comprehensive general liability: $500,000 per occurrence
(3) Automobile liability: $200,000 per person
$500,000 per occurrence
$ 20,000 per occurrence for property damage

(b) When requested by the contracting officer, the contractor shall furnish to the Contracting Officer a certificate or written statement of insurance. The written statement of insurance must contain the following information: policy number, policyholder, carrier, amount of coverage, dates of effectiveness (i.e., performance period), and contract number. The contract number shall be cited on the certificate of insurance.

(End of clause)

C-325 KEY PERSONNEL (DEC 1999)

(a) The offeror agrees to assign to this contract those key personnel listed in paragraph (d) below. No substitutions shall be made except in accordance with this clause.

(b) The offeror agrees that during the first 180 days of the contract performance period no personnel substitutions will be permitted unless such substitutions are necessitated by an individual's sudden illness, death or termination of employment. In any of these events, the contractor shall promptly notify the Contracting Officer and provide the information required by paragraph (c) below. After the initial 180 day period, all proposed substitutions must be submitted in writing, at least fifteen (15) days (thirty (30) days if a security clearance is to be obtained) in advance of the proposed substitutions to the contracting officer. These substitution requests shall provide the information required by paragraph (c) below.

(c) All requests for approval of substitutions under this contract must be in writing and provide a detailed explanation of the circumstances necessitating the proposed substitutions. They must contain a complete resume for the proposed substitute or addition, and any other information requested by the Contracting Officer or needed by

him to approve or disapprove the proposed substitutions. All substitutions proposed during the duration of this contract must have qualifications of the person being replaced. The Contracting Officer or his authorized representative will evaluate such requests and promptly notify the contractor of his approval or disapproval thereof in writing.

(d) List of Key Personnel

NAME	CONTRACT LABOR CATEGORY
Raluca Dinu	PI

(e) If the Contracting Officer determines that suitable and timely replacement of key personnel who have been reassigned, terminated or have otherwise become unavailable for the contract work is not reasonably forthcoming or that the resultant reduction of productive effort would be so substantial as to impair the successful completion of the contract or the service order, the contract may be terminated by the Contracting Officer for default or for the convenience of the Government, as appropriate. In addition, if the Contractor is found at fault for the condition, the Contracting Officer may elect to equitably decrease the contract price or fixed fee to compensate the Government for any resultant delay, loss or damage.

(f) If the offeror wishes to add personnel to be used in a labor category he shall employ the procedures outlined in paragraph (c) above. Adding personnel will only be permitted in the event of an indefinite quantity contract, where the Government has issued a delivery order for labor hours that would exceed a normal forty hour week if performed only by the number of employees originally proposed.

(End of clause)

C-327 DISSEMINATION NOTICES FOR TECHNICAL DOCUMENTS PREPARED UNDER SPAWARSYSCEN SAN DIEGO CONTRACTS (FEB 1999)

(a) Unless otherwise specified, all classified and unclassified technical documents generated under this contract must carry the following statements:

(1) Do not distribute to DTIC or other data depositories.

(2) Distribution authorized to DOD components only; premature dissemination [Contractor to insert a date which will be determined by the Program Manager and affixed by the Contractor]. Other requests shall be referred to the Space and Naval Warfare Systems Center, Code D027, San Diego, CA 92152-5001.

(b) The Contractor shall place the above statements on the original and all copies before being delivered to the shipping address in Section F as follows:

(1) Standard Written or Printed material with Covers and/or Title Pages: Statement(s) to be printed, typed, or stamped on front cover and title page.

(2) Technical Documents Without Covers or Title Pages: Statement(s) to be typed, printed, or stamped on first page of the document.

(3) Drawing: Applicable statement(s) to be typed, printed, or stamped near the title block.

(4) Magnetic Tape, Cassette, or Disk: Statement(s) to be typed, printed, or stamped on a label applied to outside of material. The first page of the resulting hard-copy report or computer printout report is also marked with applicable statement(s).

(5) Microfilm: Statement(s) typed, printed, or stamped on outside of jacket or canister housing the material. The first page of resulting hard-copy report or first frame is also marked with applicable statement(s). The headers for microfiche must carry an abbreviated version of the statement(s).

(6) Deck of Punched or Aperture Cards: Statement(s) to be typed, stamped, or printed on face of first and last card and on top of deck.

(End of specification)

C-328 PROCEDURES FOR CONTROLLING TECHNICAL DOCUMENTS UNDER SPAWARSYSCEN SAN DIEGO CONTRACTS (APR 2000)

The Contractor shall comply with DOD Directive 5230.25 and the information provided herein when the Government provides the Contractor with technical data.

(a) Location of distribution statement, export warning notice, and destruction notice (classified and unclassified technical documents).

(1) Standard written or printed material with covers and/or title pages: Statement(s) to be printed, typed, or stamped on the front cover and title page.

(2) Technical documents without covers or title pages: Statement(s) to be typed, printed, or stamped on the first page of the document.

(3) Deck of punched or aperture cards: Statement(s) to be typed, printed, or stamped on face of first and last card and on top of deck.

(4) Magnetic tape, cassette, or disk: Statement(s) to be typed, stamped, or printed on a label applied to outside of material. The first page of the resulting hard-copy report or computer printout is also marked with applicable statement(s).

(5) Microfilm: Statement(s) to be typed, stamped, or printed on outside of jacket or canister housing the material. The first page of the resulting hard-copy report or first frame is also marked with applicable statement(s). The headers for microfiche must carry an abbreviated version of the statement(s).

(6) Drawings: Applicable statement(s) to be typed, stamped, or printed near the title block.

(b) Safeguarding of Unclassified, Limited-Access Documents (for classified documents see NOSCINST 5500.1A).

(1) Normal working hours: Limited-access documents and those that have not yet been reviewed cannot be left unattended in work areas accessible to non-DoD employees.

(2) After normal working hours: Limited-access documents and those that have not yet been reviewed should be placed in locked files, desks, or similar containers. If this is not possible, locked offices or buildings are adequate.

(3) Additional guidance for safeguarding limited-access media processed by an IT system, activity, or network can be found in OPNAVINST 5239.1A.

(c) Destruction of Unclassified, Limited-Access Documents. Destroy by any method that will prevent disclosure of contents or reconstruction of the material. Examples of such destruction methods follow:

(1) Printed document, deck of punched or aperture cards, computer printout, and drawings: Destroy by tearing each copy into pieces to preclude reconstruction and placing the pieces in regular trash containers or send to the Mail Room Branch for destruction.

(2) Magnetic tape, cassette, or disk: Destroy by erasing the magnetic storage media.

(3) Microfilm: Destroy by cutting into small pieces or send to the mailroom for destruction.

(d) Safeguarding of Classified Documents: See NOSCINST 5500.1A.

(e) Destruction of Classified Documents: See NOSCINST 5500.1A.

(End of specification)

Section D - Packaging and Marking

CLAUSES INCORPORATED BY FULL TEXT

D-305 PREPARATION FOR DELIVERY (MAR 1999)

(a) Supplies shall be prepared for delivery in accordance with ASTM-D-3951, "Standard Practice for Commercial Packaging", dated 1 September 1995.

(b) The contractor shall mark all shipments under this contract in accordance with MIL-STD-129 "Military Standard Marking for Shipment and Storage."

(End of clause)

D-307 PROHIBITED PACKING MATERIALS (DEC 1999)

The use of asbestos, excelsior, newspaper or shredded paper (all types including waxed paper, computer paper and similar hydroscopic or non-neutral material) is prohibited. In addition, loose fill polystyrene and plastic as packing materials are prohibited for items destined for afloat units.

(End of clause)

D-308 MARKING OF SHIPMENT (DEC 1999)

Each shipment of material and/or data shall be clearly marked to show the following information:

SHIP TO:
RECEIVING OFFICER, CODE 28505
SPAWARSYSCEN
53560 Hull Street
San Diego, CA 92152

MARK FOR:
Contract #: N66001-06-C-2024
Item #: ____________________
ATTN: Code 28505

The receiving office is located at SSC-SD and is open for deliveries Monday through Thursday from 7:30a.m. to 4:30p.m.

D-501 COMMERCIAL PACKAGING (OCT 1998)

Preservation, packaging, and packing shall provide adequate protection against physical damage during shipment for all deliverable items in accordance with standard commercial practices.

(End of clause)

Section E - Inspection and Acceptance

CLAUSES INCORPORATED BY REFERENCE

52.246-9	Inspection Of Research And Development (Short Form)	APR 1984
252.246-7000	Material Inspection And Receiving Report	MAR 2003

CLAUSES INCORPORATED BY FULL TEXT

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/
http://www.arnet.gov/far/

(End of clause)

5252.246-9203 INSPECTION AND ACCEPTANCE OF CONTRACT DATA REQUIREMENTS (JAN 1989)

Data items submitted under Letter of Transmittal shall be the responsibility of the initial addressee under Block 14 of DD Form 1423 as to review for adequacy and contract compliance. Where deficiencies or inadequacies are noted, the initial addressee should so advise the contractor by letter within a reasonable period of time with copies to the ACO and the cognizant Technical Office indicated in Block 6 of DD Form 1423.

The initial addressee shall advise the contractor with copy to ACO and the cognizant technical code in Block 6 of DD Form 1423 at such time as each data submission submitted by a Letter of Transmittal has been satisfactorily accomplished.

Inspection and acceptance of Data Items requiring shipment under DD Form 250 shall be made in accordance with Block 7 of DD Form 1423. Where acceptance is at destination and more than one addressee is shown in Block 14 of DD Form 1423, acceptance shall be the responsibility of the initial addressee.

Addressees other than the initial addressee, shall be considered informational.

(End of clause)

E-501 INSPECTION AND ACCEPTANCE (OCT 1998)

Inspection and acceptance of any and all deliverables under this contract will be accomplished by the Contracting Officer or a designated representative.

(End of clause)

Section F - Deliveries or Performance

CLAUSES INCORPORATED BY REFERENCE

52.242-15 Alt I	Stop-Work Order (Aug 1989) - Alternate I	APR 1984
52.247-34	F.O.B. Destination	NOV 1991

CLAUSES INCORPORATED BY FULL TEXT

52.252-2 CLAUSES INCORPORATED BY REFERENCE (FEB 1998)

This contract incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available. Also, the full text of a clause may be accessed electronically at this/these address(es):

http://farsite.hill.af.mil/
http://www.arnet.gov/far/

(End of clause)

F-501 DELIVERY OF REPORTS (OCT 1998)

(i) All data shall be delivered in accordance with the delivery schedule shown on the Contract Data Requirements List, attachments, or as incorporated by reference.

(ii) All reports and correspondence submitted under this contract shall include the contract number and project number and be forwarded prepaid. A copy of the letters of transmittal shall be delivered to the Procuring Contracting Officer (PCO) and the Administrative Contracting Officer (ACO). The addresses are set forth on the contract award cover page. All other address(es) and code(s) for consignee(s) are as set forth in the contract or incorporated by reference.

(End of clause)

F-504 PERIOD OF PERFORMANCE (MAY 1999)

CLIN 0001 and 0002: The work under this contract shall commence on the effective date of this contract and be completed no later than **18** months thereafter.

CLIN 0003 and 0004: The work under this contract option shall commence upon receipt of notification of option exercise and be completed no later than **12** months thereafter.

(End of clause)

Section G - Contract Administration Data

ACCOUNTING AND APPROPRIATION DATA

AB: 97 60400 1304 251 EAE1S 0 068342 2D 000000 E6D10000V592
COST CODE: 1000004766
AMOUNT: $1,140,000.00
CIN 1000004766: $1,140,000.00

PR #: 1000004766

PGRM ELEMENT: 0601101E
AO#: V592/06

CLAUSES INCORPORATED BY FULL TEXT

G-314 TYPE OF CONTRACT (DEC 1999)

This is a Cost Plus Fixed Fee contract.

(End of clause)

G-318 PATENT MATTERS POINT OF CONTACT (JUL 2003)

The Point of Contact regarding Patent Matters for this contract is:

Office of Patent Counsel
Attn: Patent Counsel
SPAWARSYSCEN Code 20012
53510 Silver Gate Avenue
San Diego, CA 92152-5765

(619) 553-3001

(End of clause)

G-502 INCREMENTAL FUNDING (OCT 1998)

This contract is incrementally funded pursuant to the Limitation of Funds clause, FAR 52.232-22. Funds are hereby obligated in the amount of **$1,140,000** ($1,085,714 for cost and $54,286 for fee) and it is estimated that they are sufficient for contract performance through **30 September 2006**.

(End of clause)

G- 902 SUBMISSION OF INVOICES (COST-REIMBURSEMENT, TIME-AND-MATERIALS OR LABOR-HOUR)

(a) "Invoice" as used in this clause includes contractor requests for interim payments using public vouchers (SF 1034) but does not include contractor requests for progress payments under fixed-price incentive contracts.

(b) The contractor will electronically submit invoices using the Wide Area Workflow (WAWF) web site located at https://wawf.eb.mil. Please use the WAWF routing table (sited below) to assist you in entering mandatory data into WAWF. Depending on the contractor's "direct submit authority" given by Defense Contract Audit Agency (DCAA), the invoice will either be approved by DCAA or submitted directly to Defense Finance Accounting Service (DFAS) for payment. Information listed below in paragraph (d) should be submitted/uploaded as attachments to the invoice.

Cost Contracts WAWF Routing Table	
Document Type	Cost Vouchers
Issued by	N66001
Admin by	DCMA S4801A
DCAA Auditor	DCAA HAA480
Inspector	N/A
Acceptor	DCAA on all interim vouchers & DCMA on the final voucher
LPO (Certifier)	N/A
Pay by	DFAS Columbus HQ0339
Email Notifications*	chanson@spawar.navy.mil

(c) Invoices will be segregated by individual order. Invoices requesting interim payments shall be submitted no more than once every two weeks, unless another time period is specified in the Payments clause of this contract. For indefinite delivery type contracts, interim payment invoices shall be submitted no more than once every two weeks for each delivery order. There shall be a lapse of no more than 30 calendar days between performance and submission of an interim payment invoice.

(d) In addition to the information identified in the Prompt Payment clause herein, each invoice shall contain the following information, as applicable:

(1) Contract line item number (CLIN)
(2) Subline item number (SLIN)
(3) Basic description of the work
(4) Accounting Classification Reference Number (ACRN)
(5) Straight time labor charges by man-hours, classification and price; in the case of cost-plus-fixed-fee type contracts, the invoice shall cite direct labor hours and labor rates incurred by labor category, total costs incurred and fixed fee billed.
(6) Premium time and charges (if any) by man-hours, classification, price/cost and name of approving official
(7) Uncompensated overtime hours (if any) worked for the invoice period, by labor category, as identified in the FAR 52.237-10 "Identification of Uncompensated Overtime" provision.
(8) Travel and per diem costs (if any).
(9) Payment terms
(10) Procuring activity
(11) Date services performed
(12) Costs incurred and allowable under the contract
(13) Withholding under the Payments clause, if any.

(14) Cumulative value of all billings to date by cost incurred and fixed fee billed.

(e) A DD Form 250, "Material Inspection and Receiving Report" (WAWF document type, "Receiving Report) is required only with the final invoice. The following is the applicable WAWF routing table:

Document Type	Receiving Report
Issued by	N66001
Admin by	DCMA S4801A
DCAA Auditor*	DCAA HAA480
Inspector	N/A
Acceptor	N66001
LPO (Certifier)	N/A
Pay by	DFAS Columbus DFAS Columbus HQ0339
Email Notifications*	chanson@spawar.navy.mil

(f) A Certificate of Performance is not required.

(g) The Contractor's final invoice shall be identified as such, and shall list all other invoices (if any) previously tendered under this contract.

(h) Costs of performance shall be segregated, accumulated and invoiced to the appropriate ACRN categories to the extent possible. When such segregation of costs by ACRN is not possible for invoices submitted with CLINS/SLINS with more than one ACRN, an allocation ratio shall be established in the same ratio as the obligations cited in the accounting data so that costs are allocated on a proportional basis.

(i) For all but the final invoice/voucher, DCAA will review via WAWF and approve invoices/vouchers for provisional payment and forward them to the paying office. Payment will be made by the Disbursing Office upon the basis of the DCAA approved invoice/voucher. The Contracting Officer's Representative (COR) will review his/her copy of the invoice/voucher and complete a Contractor Invoice Review Form. The COR will retain this form in the COR files. If the COR identifies discrepancies on the invoice, he will pursue resolution through the Contracting Officer.

(j) The final invoice/voucher will be forwarded via WAWF to the Administrative Contracting Officer for approval and forwarding to the DCAA and disbursing office for final payment. The final invoice/voucher identified as such will list all invoices/vouchers previously tendered. Final payment will be predicated upon the execution of a Material Inspection and Receiving Report (DD Form 250) (WAWF document "Receiving Report") or other acceptance shall be deemed to have occurred on the effective date of the contract settlement. The Contracting Officer's Representative is the acceptance and approval official.

(k) The COR, ACOR and cognizant DCAA offices of this contract are:

CONTRACTING OFFICER'S REPRESENTATIVE (COR):

NAME: Everett Jacobs
CODE: Code 28505
ADDRESS: SPAWARSYSCEN San Diego
53560 Hull St.
San Diego, CA 92152

ALTERNATE CONTRACTING OFFICER'S REPRESENTATIVE (ACOR):
(if appointed)

NAME: Cynthia Hanson
CODE: Code 28505
ADDRESS: SPAWARSYSCEN San Diego
53560 Hull St.
San Diego, CA 92152

DEFENSE CONTRACT AUDIT AGENCY (DCAA):

NAME: DCAA Seattle
ADDRESS: Corporate Campus East III
3009 112th Ave., NE, Suite 200
Bellevue, WA 98004-8019

(l) The DCAA office specified above is hereby designated as the cognizant audit agency for payments resulting from this contract, receiving invoices/vouchers from contractor, approving interim vouchers and issuing DCAA Form 1, Notice of Contract Costs Suspended and/or Disapproved, to deduct costs where allowability is questionable.

(m) The Administrative Contracting Officer, or his/her designated authorized representative, approves all completion/final invoices/vouchers and sends them to the disbursing office; and may issue or direct the issuance of DCAA Form 1 on any cost when there is reason to believe it should be suspended or disallowed.

(n) No interest penalty shall be paid to the contractor as a result of delayed contract financing payments. For purposes of the final invoice, payment is made after acceptance of services by the Government and is subject to assessment of interest penalty for payment delays in accordance with the FAR 52.232-25, Prompt Payment, clause of this contract.

(o) For purposes of payment under the final invoice, the constructive period in paragraph (a) (5) (i) of the FAR 52.232-25, Prompt Payment, clause of this contract is changed from 7 days to 30 days.

(End of clause)

Section H - Special Contract Requirements

CLAUSES INCORPORATED BY FULL TEXT

5252.215-9210 INCORPORATION OF REPRESENTATIONS AND CERTIFICATIONS BY REFERENCE (NOV 1991)

All representations and certifications and other written statements made by the contractor in response to Section K of the solicitation or at the request of the contracting officer which are incident to the award of the contract or modification of this contract, are hereby incorporated by reference with the same force and effect as if they were given in full text.

(End of clause)

5252.243-9400 AUTHORIZED CHANGES ONLY BY THE CONTRACTING OFFICER (JAN 1992)

(a) Except as specified in paragraph (b) below, no order, statement, or conduct of Government personnel who visit the Contractor's facilities or in any other manner communicates with Contractor personnel during the performance of this contract shall constitute a change under the Changes clause of this contract.

(b) The Contractor shall not comply with any order, direction or request of Government personnel unless it is issued in writing and signed by the Contracting Officer, or is pursuant to specific authority otherwise included as a part of this contract.

(c) The Contracting Officer is the only person authorized to approve changes in any of the requirements of this contract and notwithstanding provisions contained elsewhere in this contract, the said authority remains solely the Contracting Officer's. In the event the contractor effects any change at the direction of any person other than the Contracting Officer, the change will be considered to have been made without authority and no adjustment will be made in the contract price to cover any increase in charges incurred as a result thereof. The address and telephone number of the Contracting Officer is:

NAME: Sharon Pritchard
ADDRESS: Code 224
SPAWARSYSCEN San Diego
53560 Hull Street
San Diego, CA 92152-5001

TELEPHONE: (619) 553-4492

(End of clause)

H-320 ALTERNATIVES AND UPDATES TO SPECIFICATIONS AND STANDARDS (DEC 1999)

(a) The Department of Defense is--

(1) committed to minimizing the use of military and federal specifications and standards; and

(2) seeking to use non-government specifications and standards to the maximum extent practicable to satisfy its requirements.

(b) The Contractor--

(1) is encouraged to identify and propose alternatives to specifications and standards cited in this contract;

(2) may submit to the Contracting Officer a proposal addressing alternatives to contractually mandated military, federal, or commercial specifications and standards, consisting of the following:

(i) a copy of the proposed alternatives;

(ii) a comparison of the proposed alternatives to the specifications or standards cited in the contract; and

(iii) an analysis supporting the feasibility and cost-effectiveness of the proposed alternatives.

(c) If the Contractor has a contract, or multiple DOD contracts, that incorporate outdated or different versions of military, federal, or commercial specifications or standards, the Contractor may request that all of its contracts be updated to the latest version of the applicable specifications or standards. Updating must not affect the form, fit, or function of any deliverable item, and must demonstrate a benefit to the government. The Contractor may submit updating requests to the Contracting Officer through the cognizant contract administration office. The government will, to the extent practicable, evaluate the acceptability of any proposed alternative. If a proposed alternative is not considered for the instant procurement, it will be considered for future procurement. If the Contracting Officer does not accept the proposed alternative, the Contractor agrees to perform the contract in accordance with the specifications and standards cited in the contract.

(End of clause)

H-325 APPLICATION OF PATENT INDEMNITY (DEC 1999)

The FAR 52.227-3 "Patent Indemnity" clause which incorporated by reference in this contract, applies only to supplies or services that normally are or have been sold or offered for sale by any supplier to the public in the commercial open market or that are the same as such supplies or services with relatively minor modifications.

(End of clause)

H-341 EMPLOYMENT OF NAVY PERSONNEL RESTRICTED (DEC 1999)

In performing this contract, the Contractor will not use as a consultant or employ (on either a full or part-time basis) any active duty Navy personnel (civilian or military) without the prior approval of the Contracting Officer. Such approval may be given only in circumstances where it is clear that no law and no DOD or Navy instructions, regulations, or policies might possibly be contravened and no appearance of a conflict of interest will result.

(End of clause)

H-349 REIMBURSEMENTS UNDER COST REIMBURSEMENT OR TIME-AND-MATERIAL OR LABOR-HOUR CONTRACTS (MAR 2000)

(a) Office Equipment

The costs for acquisition, usage or rental of General Purpose Office Equipment including, but not limited to, typewriters, word processing machines, computers, computer time, printers, reprographic and xerographic copying machines, telecopiers, telephone equipment, and postage machines are considered overhead expenses and shall not be directly reimbursable under this contract. Such costs shall be included in the hourly rates payable under paragraph (a)(1) of the FAR 52.232-7 "Payments under Time-and-Material and Labor-Hour Contracts" clause, if this is a time-and-material or labor-hour contract. These overhead expenses will be reimbursed to the contractor as

indirect costs under the FAR 52.216-7 "Allowable Cost and Payment" clause, if this is a cost-reimbursement contract.

(b) Expendable Material

Expendable materials, such as clerical supplies and materials which are considered to be a normal cost of doing business, are considered to be overhead expenses and must be included in hourly labor rates shown in Section B and payable under paragraph (a)(1) of the FAR 52.232-7 "Payments under Time-and-Material and Labor-Hour Contracts" clause. They shall not be billed as a separate material cost.

(End of clause)

H-350 REIMBURSEMENT OF TRAVEL COSTS (SEP 2003)I

(a) Contractor Request and Government Approval of Travel

Any travel under this contract must be specifically requested in writing, by the contractor prior to incurring any travel costs. The travel request shall be submitted three weeks in advance, when possible, prior to incurring any travel costs, and shall include as a minimum, the following:

(1) Contract number
(2) Date, time, and place of proposed travel
(3) Purpose of travel and how it relates to the contract
(4) Contractor's estimated cost of travel
(5) Name(s) of individual(s) traveling and;
(6) A breakdown of estimated travel and per diem charges.

(b) General

(1) The costs for travel, subsistence, and lodging shall be reimbursed to the contractor only to the extent that it is necessary and authorized for performance of the work under this contract. The costs for travel, subsistence, and lodging shall be reimbursed to the contractor in accordance with the Federal Acquisition Regulation (FAR) 31.205-46, which is incorporated by reference into this contract. As specified in FAR 31.205-46(a) (2), reimbursement for the costs incurred for lodging, meals and incidental expenses (as defined in the travel regulations cited subparagraphs (b)(1)(i) through (b)(1)(iii) below) shall be considered to be reasonable and allowable only to the extent that they do not exceed on a daily basis the maximum per diem rates in effect at the time of travel as set forth in the following:

(i) Federal Travel Regulation* prescribed by the General Services Administration for travel in the contiguous 48 United States;

(ii) Joint Travel Regulation, Volume 2, DoD Civilian Personnel, Appendix A, prescribed by the Department of Defense for travel in Alaska, Hawaii, The Commonwealth of Puerto Rico, and the territories and possessions of the United States; or

(iii) Standardized Regulations, (Government Civilians, Foreign Areas), Section 925, "Maximum Travel Per Diem Allowances in Foreign Areas" prescribed by the Department of State, for travel in areas not covered in the travel regulations cited in subparagraphs (b)(1)(i) and (b)(1)(ii) above.

* Federal Travel Regulation (FTR) Amendment 75 was published in the Federal Register as a Final Rule on December 2, 1998. This final rule changed how the FTR maximum per diem rate limitations are computed,

including extracting lodging taxes from the per diem rates and allowing payment of lodging taxes as a miscellaneous expense instead. Some contractors may encounter a significant administrative burden and incur substantial costs in modifying their systems to comply with this Final Rule. Therefore, contractors may choose to satisfy the limitation on allowable travel costs by continuing to use the FTR maximum per diem rates and the definitions of lodging, meals, and incidental expenses in effect on December 31, 1998, or the revised FTR rates and definitions that went into effect on January 01, 1999. Contractors may choose the maximum per diem rate computation methodology for all contractor travel from October 01, 1999 through September 30, 2002 (see the DAR deviations issued under DAR Tracking Number 99-O0013, 2000-O0005, and 2001-O0003). Contractors shall use the revised FTR rates and definitions that went into effect on January 01, 1999 for all contractor travel after October 01, 2002, unless (A) the Director of Defense Procurement further extends the deviation, or (B) the coverage in FAR 31.205-46(a) (2) is revised.

(2) Personnel in travel status from and to the contractor's place of business and designated work site or vice versa, shall be considered to be performing work under the contract, and contractor shall bill such travel time at the straight (regular) time rate shown in Section B; however, such billing shall not exceed eight hours per person for any one person while in travel status during one calendar day.

(c) Per Diem

(1) The contractor shall not be paid per diem for contractor personnel who reside in the metropolitan area in which the tasks are being performed. Per diem shall not be paid on services performed at contractor's home facility and at any facility required by the contract, or at any location within a radius of 50) miles from the contractor's home facility and any facility required by this contract.

(2) Costs for subsistence and lodging shall be paid to the contractor only to the extent that overnight stay is necessary and authorized in writing by the Government for performance of the work under this contract. When authorized, per diem shall be paid by the contractor to his employees at a rate not to exceed the rate specified in the travel regulations cited in FAR 31.205-46(a)(2) and authorized in writing by the Government. The authorized per diem rate shall be the same as the prevailing locality per diem rate. If this contract is a definite or indefinite delivery contract, then the written Government authorization will be by task/delivery orders issued by the Ordering Officer or by a modification to an issued task/delivery order. If this contract is not a definite or indefinite delivery contract, then the written Government authorization will be by written notice of approval from the Contracting Officer's Representative (COR).

(3) Reimbursement to the contractor for per diem shall be limited to payments to employees for authorized per diem, as described above, not to exceed the authorized per diem. Fractional parts of a day shall be payable on a prorated basis for purposes of billing for per diem charges attributed to subsistence on days of travel. Fractional billing shall be on a 1/4, 1/2, and 3/4 basis. The contractor shall retain supporting documentation for per diem paid to employees as evidence of actual payments, as required by the FAR 52.216-7 "Allowable Cost and Payment" clause of the contract.

(d) Transportation

(1) For transportation other than described in subparagraph (d)(5) below, the contractor shall be paid on the basis of actual amounts paid to the extent that such transportation is necessary for the performance of work under the contract and is authorized in writing by the Government. If this contract is a definite or indefinite delivery contract, then the written Government authorization will be by task/delivery orders issued by the Ordering Officer or by a modification to an issued task/delivery order. If this contract is not a definite or indefinite delivery contract, then the written Government authorization will be by written notice of approval from the Contracting Officer's Representative (COR).

(2) When transportation by privately owned conveyance is authorized, the contractor shall be paid on a mileage basis not to exceed the applicable Government transportation rate specified in the travel regulations cited in FAR 31.205-46(a)(2) and is authorized in writing by the Government. If this contract is a definite or indefinite

delivery contract, then the written Government authorization will be by task/delivery orders issued by the Ordering Officer or by a modification to an issued task/delivery order. If this contract is not a definite or indefinite delivery contract, then the written Government authorization will be by written notice of approval from the Contracting Officer's Representative (COR).

(3) The contractor agrees, in the performance of necessary travel, to use the lowest cost mode commensurate with the requirements of the mission and in accordance with good traffic management principles. When it is necessary to use air or rail travel, the contractor agrees to use coach, tourist class or similar accommodations to the extent consistent with the successful and economical accomplishment of the mission for which the travel is being performed. Documentation must be provided to substantiate non-availability of coach or tourist if business or first class is proposed to accomplish travel requirements.

(4) The contractor's invoices shall include evidence, such as receipts, substantiating actual costs incurred for authorized travel. Such payments shall never exceed the rates of common carrier.

(5) The contractor shall not be paid for travel mileage for contractor personnel who reside in the metropolitan area in which the services are being performed. Travel mileage shall not be paid for services performed at the contractor's home facility or at any location within a driving radius of 50 miles from the contractor's home facility.

H-356 SUBMISSION OF INTERIM AND FINAL INVENTION REPORTS AND NOTIFICATION OF ALL SUBCONTRACTS FOR EXPERIMENTAL, DEVELOPMENTAL, OR RESEARCH WORK (JUL 2003)

(a) This contract contains the FAR 52.227-11 "Patent Rights--Retention by the Contractor (Short Form)" clause (including the DFARS 252.227-7039 "Patents--Reporting of Subject Inventions", and 252.227-7034, "Patents--Subcontracts" clauses), the FAR 52.227-12 "Patent Rights--Retention by the Contractor (Long Form)" clause, or the FAR 52.227-13 "Patent Rights--Acquisition by the Government" clause.

(b) Under these clauses, the Contractor is required to submit interim and final invention reports and notification to the Government of all subcontracts for experimental, developmental, or research work. The interim and final invention reports and notification of all subcontracts for experimental, developmental, or research work may be submitted on DD Form 882 "Report of Inventions and Subcontracts."

(c) The Contractor shall submit interim and final invention reports and notification of all subcontracts for experimental, developmental, or research work, including negative reports, to:

Office of Patent Counsel
Attn: Patent Counsel
SPAWARSYSCEN Code 20012
53510 Silver Gate Avenue
San Diego, CA 92152-5765

(d) The Office of Patent Counsel designated above will represent the Contracting Officer with regard to invention reporting matters arising under the contract.

(End of clause)

H-360 STATE SALES TAX EXEMPTION (OCT 2003)

(a) The contractor's price shall not include state sales tax, unless the location of the contractor's business is in a state that does not afford the Federal Government a tax exemption status under its state and local laws (e.g.,

Arizona, Hawaii). The contract price excludes all state and local taxes levied on or measured by the contract or sales price of the services or materials furnished under this contract.

(b) To the extent that the guidance in FAR Part 31 and DFARS Part 231 applies to this contract, such tax or duty shall not constitute an allowable cost under this contract, unless specifically permitted by the Contracting Officer.

(c) Contractors may be taxed by a state or local authority when procuring goods and services for performance of this contract. Such taxation does not constitute a tax levied on the Federal Government; rather it is a tax levied on the contractor for which the contractor is liable. However, the Federal Government is exempt from state and local taxation. Therefore, the contractor shall state separately on its invoices taxes excluded from the contract price, and the contracting officer agrees to either pay the amount of the taxes to the contractor or provide evidence necessary to sustain an exemption.

(d) No exemption certificate is required.

(End of clause)

H-502 SCIENTIFIC/TECHNICAL INFORMATION (OCT 1998)

If not already registered, the Contractor is encouraged to register for Defense Technical Information Center (DTIC) service by contacting the following:

Defense Technical Information Center
Attn: Registration Section (DTIC-BCS)
8725 John J. Kingman Road, Suite 0944
Fort Belvoir, VA 22060-6218
(703) 767-8273 or 1-800-CAL-DTIC (225-3842), menu selection 2

To avoid duplication of effort and conserve scientific and technical resources, the Contractor is encouraged to search existing sources in DTIC to determine the current state of the art concepts, studies, etc.

(End of clause)

Section I - Contract Clauses

CLAUSES INCORPORATED BY REFERENCE

52.202-1	Definitions	JUL 2004
52.203-3	Gratuities	APR 1984
52.203-5	Covenant Against Contingent Fees	APR 1984
52.203-6	Restrictions On Subcontractor Sales To The Government	JUL 1995
52.203-7	Anti-Kickback Procedures	JUL 1995
52.203-8	Cancellation, Rescission, and Recovery of Funds for Illegal or Improper Activity	JAN 1997
52.203-10	Price Or Fee Adjustment For Illegal Or Improper Activity	JAN 1997
52.203-12	Limitation On Payments To Influence Certain Federal Transactions	SEP 2005
52.204-4	Printed or Copied Double-Sided on Recycled Paper	AUG 2000
52.204-7	Central Contractor Registration	OCT 2003
52.204-8	Annual Representations and Certifications	JAN 2006
52.209-6	Protecting the Government's Interest When Subcontracting With Contractors Debarred, Suspended, or Proposed for Debarment	JAN 2005
52.215-2	Audit and Records--Negotiation	JUN 1999
52.215-8	Order of Precedence--Uniform Contract Format	OCT 1997
52.215-10	Price Reduction for Defective Cost or Pricing Data	OCT 1997
52.215-12	Subcontractor Cost or Pricing Data	OCT 1997
52.215-14	Integrity of Unit Prices	OCT 1997
52.215-15	Pension Adjustments and Asset Reversions	OCT 2004
52.215-17	Waiver of Facilities Capital Cost of Money	OCT 1997
52.215-18	Reversion or Adjustment of Plans for Postretirement Benefits (PRB) Other than Pensions	JUL 2005
52.215-19	Notification of Ownership Changes	OCT 1997
52.215-21	Requirements for Cost or Pricing Data or Information Other Than Cost or Pricing Data--Modifications	OCT 1997
52.216-7	Allowable Cost And Payment	DEC 2002
52.216-8	Fixed Fee	MAR 1997
52.219-8	Utilization of Small Business Concerns	MAY 2004
52.222-2	Payment For Overtime Premiums	JUL 1990
52.222-3	Convict Labor	JUN 2003
52.222-21	Prohibition Of Segregated Facilities	FEB 1999
52.222-26	Equal Opportunity	APR 2002
52.222-35	Equal Opportunity For Special Disabled Veterans, Veterans of the Vietnam Era, and Other Eligible Veterans	DEC 2001
52.222-36	Affirmative Action For Workers With Disabilities	JUN 1998
52.222-37	Employment Reports On Special Disabled Veterans, Veterans Of The Vietnam Era, and Other Eligible Veterans	DEC 2001
52.222-39	Notification of Employee Rights Concerning Payment of Union Dues or Fees	DEC 2004
52.223-6	Drug-Free Workplace	MAY 2001
52.223-14	Toxic Chemical Release Reporting	AUG 2003
52.227-1 Alt I	Authorization And Consent (Jul 1995) - Alternate I	APR 1984
52.227-2	Notice And Assistance Regarding Patent And Copyright Infringement	AUG 1996
52.227-3	Patent Indemnity	APR 1984
52.227-11	Patent Rights--Retention By The Contractor (Short Form)	JUN 1997

52.228-7	Insurance--Liability To Third Persons	MAR 1996
52.232-9	Limitation On Withholding Of Payments	APR 1984
52.232-17	Interest	JUN 1996
52.232-22	Limitation Of Funds	APR 1984
52.232-23	Assignment Of Claims	JAN 1986
52.232-25	Prompt Payment	OCT 2003
52.232-25 Alt I	Prompt Payment (Oct 2003) Alternate I	FEB 2002
52.232-33	Payment by Electronic Funds Transfer--Central Contractor Registration	OCT 2003
52.233-1	Disputes	JUL 2002
52.233-3 Alt I	Protest After Award (Aug 1996) - Alternate I	JUN 1985
52.233-4	Applicable Law for Breach of Contract Claim	OCT 2004
52.237-3	Continuity Of Services	JAN 1991
52.242-1	Notice of Intent to Disallow Costs	APR 1984
52.242-3	Penalties for Unallowable Costs	MAY 2001
52.242-4	Certification of Final Indirect Costs	JAN 1997
52.242-13	Bankruptcy	JUL 1995
52.243-2 Alt V	Changes--Cost-Reimbursement (Aug 1987) - Alternate V	APR 1984
52.244-2 Alt I	Subcontracts (Aug 1998) - Alternate I	JAN 2006
52.244-5	Competition In Subcontracting	DEC 1996
52.246-25	Limitation Of Liability--Services	FEB 1997
52.249-6	Termination (Cost Reimbursement)	MAY 2004
52.249-14	Excusable Delays	APR 1984
52.253-1	Computer Generated Forms	JAN 1991
252.201-7000	Contracting Officer's Representative	DEC 1991
252.203-7001	Prohibition On Persons Convicted of Fraud or Other Defense-Contract-Related Felonies	DEC 2004
252.203-7002	Display Of DOD Hotline Poster	DEC 1991
252.204-7000	Disclosure Of Information	DEC 1991
252.204-7002	Payment For Subline Items Not Separately Priced	DEC 1991
252.204-7003	Control Of Government Personnel Work Product	APR 1992
252.204-7004 Alt A	Central Contractor Registration (52.204-7) Alternate A	NOV 2003
252.205-7000	Provision Of Information To Cooperative Agreement Holders	DEC 1991
252.209-7004	Subcontracting With Firms That Are Owned or Controlled By The Government of a Terrorist Country	MAR 1998
252.215-7000	Pricing Adjustments	DEC 1991
252.225-7012	Preference For Certain Domestic Commodities	JUN 2004
252.227-7013	Rights in Technical Data--Noncommercial Items	NOV 1995
252.227-7016	Rights in Bid or Proposal Information	JUN 1995
252.227-7030	Technical Data--Withholding Of Payment	MAR 2000
252.227-7034	Patents--Subcontracts	APR 1984
252.227-7037	Validation of Restrictive Markings on Technical Data	SEP 1999
252.227-7039	Patents--Reporting Of Subject Inventions	APR 1990
252.231-7000	Supplemental Cost Principles	DEC 1991
252.235-7011	Final Scientific or Technical Report	NOV 2004
252.243-7002	Requests for Equitable Adjustment	MAR 1998
252.244-7000	Subcontracts for Commercial Items and Commercial Components (DoD Contracts)	NOV 2005
252.245-7001	Reports Of Government Property	MAY 1994

CLAUSES INCORPORATED BY FULL TEXT

52.244-6 SUBCONTRACTS FOR COMMERCIAL ITEMS (FEB 2006)

(a) Definitions.

"Commercial item", has the meaning contained in Federal Acquistion Regulation 2.101, Definitions.

"Subcontract", includes a transfer of commercial items between divisions, subsidiaries, or affiliates of the Contractor or subcontractor at any tier.

(b) To the maximum extent practicable, the Contractor shall incorporate, and require its subcontractors at all tiers to incorporate, commercial items or nondevelopmental items as components of items to be supplied under this contract.

(c) (1) The Contractor shall insert the following clauses in subcontracts for commercial items:

(i) 52.219-8, Utilization of Small Business Concerns (MAY 2004) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds $500,000 ($1,000,000 for construction of any public facility), the subcontractor must include 52.219-8 in lower tier subcontracts that offer subcontracting opportunities.

(ii) 52.222-26, Equal Opportunity (Apr 2002) (E.O. 11246).

(iii) 52.222-35, Equal Opportunity for Special Disabled Veterans, Veterans of the Vietnam Era and Other Eligible Veterans (DEC 2001) (38 U.S.C. 4212(a)).

(iv) 52.222-36, Affirmative Action for Workers with Disabilities (JUN 1998) (29 U.S.C. 793).

(v) 52.222-39, Notification of Employee Rights Concerning Payment of Union Dues or Fees (DEC 2004) (E.O. 13201). Flow down as required in accordance with paragraph (g) of FAR clause 52.222-39).

(vi) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (FEB 2006) (46 U.S.C. Appx 1241 and 10 U.S.C. 2631) (flow down required in accordance with paragraph (d) of FAR clause 52.247-64).

(2) While not required, the Contractor may flow down to subcontracts for commercial items a minimal number of additional clauses necessary to satisfy its contractual obligations.

(d) The Contractor shall include the terms of this clause, including this paragraph (d), in subcontracts awarded under this contract.

(End of clause)

52.245-5 GOVERNMENT PROPERTY (COST-REIMBURSEMENT, TIME-AND-MATERIAL, OR LABOR-HOUR CONTRACTS) (MAY 2004) (DEVIATION)

(a) Government-furnished property.

(1) The term "Contractor's managerial personnel," as used in paragraph (g) of this clause, means any of the Contractor's directors, officers, managers, superintendents, or equivalent representatives who have supervision or direction of--

(i) All or substantially all of the Contractor's business;

(ii) All or substantially all of the Contractor's operation at any one plant, or separate location at which the contract is being performed; or

(iii) A separate and complete major industrial operation connected with performing this contract.

(2) The Government shall deliver to the Contractor, for use in connection with and under the terms of this contract, the Government-furnished property described in the Schedule or specifications, together with such related data and information as the Contractor may request and as may be reasonably required for the intended use of the property (hereinafter referred to as "Government-furnished property").

(3) The delivery or performance dates for this contract are based upon the expectation that Government-furnished property suitable for use will be delivered to the Contractor at the times stated in the Schedule or, if not so stated, in sufficient time to enable the Contractor to meet the contract's delivery or performance dates.

(4) If Government-furnished property is received by the Contractor in a condition not suitable for the intended use, the Contractor shall, upon receipt, notify the Contracting Officer, detailing the facts, and, as directed by the Contracting Officer and at Government expense, either effect repairs or modification or return or otherwise dispose of the property. After completing the directed action and upon written request of the Contractor, the Contracting Officer shall make an equitable adjustment as provided in paragraph (h) of this clause.

(5) If Government-furnished property is not delivered to the Contractor by the required time or times, the Contracting Officer shall, upon the Contractor's timely written request, make a determination of the delay, if any, caused the Contractor and shall make an equitable adjustment in accordance with paragraph (h) of this clause.

(b) Changes in Government-furnished property.

(1) The Contracting Officer may, by written notice,

(i) decrease the Government-furnished property provided or to be provided under this contract or

(ii) substitute other Government-furnished property for the property to be provided by the Government or to be acquired by the Contractor for the Government under this contract. The Contractor shall promptly take such action as the Contracting Officer may direct regarding the removal, shipment, or disposal of the property covered by this notice.

(2) Upon the Contractor's written request, the Contracting Officer shall make an equitable adjustment to the contract in accordance with paragraph (h) of this clause, if the Government has agreed in the Schedule to make such property available for performing this contract and there is any--

(i) Decrease or substitution in this property pursuant to subparagraph (b)(1) above; or

(ii) Withdrawal of authority to use property, if provided under any other contract or lease.

(c) Title. (1) The Government shall retain title to all Government-furnished property.

(2) Title to all property purchased by the Contractor for which the Contractor is entitled to be reimbursed as a direct item of cost under this contract shall pass to and vest in the Government upon the vendor's delivery of such property.

(3) Title to all other property, the cost of which is reimbursable to the Contractor, shall pass to and vest in the Government upon--

(i) Issuance of the property for use in contract performance;

(ii) Commencement of processing of the property for use in contract performance; or

(iii) Reimbursement of the cost of the property by the Government, whichever occurs first.

(4) All Government-furnished property and all property acquired by the Contractor, title to which vests in the Government under this paragraph (collectively referred to as "Government property"), are subject to the provisions of this clause. Title to Government property shall not be affected by its incorporation into or attachment to any property not owned by the Government, nor shall Government property become a fixture or lose its identity as personal property by being attached to any real property.

(d) Use of Government property. The Government property shall be used only for performing this contract, unless otherwise provided in this contract or approved by the Contracting Officer.

(e) Property administration.

(1) The Contractor shall be responsible and accountable for all Government property provided under the contract and shall comply with Federal Acquisition Regulation (FAR) Subpart 45.5, as in effect on the date of this contract.

(2) The Contractor shall establish and maintain a program for the use, maintenance, repair, protection, and preservation of Government property in accordance with sound business practice and the applicable provisions of FAR Subpart 45.5.

(3) If damage occurs to Government property, the risk of which has been assumed by the Government under this contract, the Government shall replace the items or the Contractor shall make such repairs as the Government directs. However, if the Contractor cannot effect such repairs within the time required, the Contractor shall dispose of the property as directed by the Contracting Officer. When any property for which the Government is responsible is replaced or repaired, the Contracting Officer shall make an equitable adjustment in accordance with paragraph (h) of this clause.

(f) Access. The Government and all its designees shall have access at all reasonable times to the premises in which any Government property is located for the purpose of inspecting the Government property.

(g) Limited risk of loss.

(1) The Contractor shall not be liable for loss or destruction of, or damage to, the Government property provided under this contract or for expenses incidental to such loss, destruction, or damage, except as provided in subparagraphs (2) and (3) below.

(2) The Contractor shall be responsible for loss or destruction of, or damage to, the Government property provided under this contract (including expenses incidental to such loss, destruction, or damage)--

(i) That results from a risk expressly required to be insured under this contract, but only to the extent of the insurance required to be purchased and maintained or to the extent of insurance actually purchased and maintained, whichever is greater;

(ii) That results from a risk that is in fact covered by insurance or for which the Contractor is otherwise reimbursed, but only to the extent of such insurance or reimbursement;

(iii) For which the Contractor is otherwise responsible under the express terms of this contract;

(iv) That results from willful misconduct or lack of good faith on the part of the Contractor's managerial personnel; or

(v) That results from a failure on the part of the Contractor, due to willful misconduct or lack of good faith on the part of the Contractor's managerial personnel, to establish and administer a program or system for the control, use, protection, preservation, maintenance, and repair of Government property as required by paragraph (e) of this clause.

(3)(i) If the Contractor fails to act as provided by subdivision (g)(2)(v) above, after being notified (by certified mail addressed to one of the Contractor's managerial personnel) of the Government's disapproval, withdrawal of approval, or nonacceptance of the system or program, it shall be conclusively presumed that such failure was due to willful misconduct or lack of good faith on the part of the Contractor's managerial personnel.

(ii) In such event, any loss or destruction of, or damage to, the Government property shall be presumed to have resulted from such failure unless the Contractor can establish by clear and convincing evidence that such loss, destruction, or damage--

(A) Did not result from the Contractor's failure to maintain an approved program or system; or

(B) Occurred while an approved program or system was maintained by the Contractor.

(4) If the Contractor transfers Government property to the possession and control of a subcontractor, the transfer shall not affect the liability of the Contractor for loss or destruction of, or damage to, the property as set forth above. However, the Contractor shall require the subcontractor to assume the risk of, and be responsible for, any loss or destruction of, or damage to, the property while in the subcontractor's possession or control, except to the extent that the subcontract, with the advance approval of the Contracting Officer, relieves the subcontractor from such liability. In the absence of such approval, the subcontract shall contain appropriate provisions requiring the return of all Government property in as good condition as when received, except for reasonable wear and tear or for its use in accordance with the provisions of the prime contract.

(5) The contractor shall notify the contracting officer u]pon loss or destruction of, or damage to, government property provided under this contract, with the exception of low value property for which loss, damage, or destruction is reported at contract termination, completion, or when needed for continued contract performance. The Contractor shall take all reasonable action to protect the Government property from further damage, separate the damaged and undamaged Government property, put all the affected Government property in the best possible order, and furnish to the Contracting Officer a statement of--

(i) The lost, destroyed, or damaged Government property;

(ii) The time and origin of the loss, destruction, or damage;

(iii) All known interests in commingled property of which the Government property is a part; and

(iv) The insurance, if any, covering any part of or interest in such commingled property.

(6) The Contractor shall repair, renovate, and take such other action with respect to damaged Government property as the Contracting Officer directs. If the Government property is destroyed or damaged beyond practical repair, or is damaged and so commingled or combined with property of others (including the Contractor's) that separation is impractical, the Contractor may, with the approval of and subject to any conditions imposed by the Contracting Officer, sell such property for the account of the Government. Such sales may be made in order to minimize the loss to the Government, to permit the resumption of business, or to accomplish a similar purpose. The Contractor shall be entitled to an equitable adjustment in the contract price for the expenditures made in performing the obligations under this subparagraph (g)(6) in accordance with paragraph (h) of this clause. However, the Government may directly reimburse the loss and salvage organization for any of their charges. The Contracting Officer shall give due regard to the Contractor's liability under this paragraph (g) when making any such equitable adjustment.

(7) The Contractor shall not be reimbursed for, and shall not include as an item of overhead, the cost of insurance or of any reserve covering risk of loss or destruction of, or damage to, Government property, except to the extent that the Government may have expressly required the Contractor to carry such insurance under another provision of this contract.

(8) In the event the Contractor is reimbursed or otherwise compensated for any loss or destruction of, or damage to, Government property, the Contractor shall use the proceeds to repair, renovate, or replace the lost, destroyed, or damaged Government property or shall otherwise credit the proceeds to, or equitably reimburse, the Government, as directed by the Contracting Officer.

(9) The Contractor shall do nothing to prejudice the Government's rights to recover against third parties for any loss or destruction of, or damage to, Government property. Upon the request of the Contracting Officer, the Contractor shall, at the Government's expense, furnish to the Government all reasonable assistance and cooperation (including the prosecution of suit and the execution of instruments of assignment in favor of the Government) in obtaining recovery. In addition, where a subcontractor has not been relieved from liability for any loss or destruction of, or damage to, Government property, the Contractor shall enforce for the benefit of the Government the liability of the subcontractor for such loss, destruction, or damage.

(h) Equitable adjustment. When this clause specifies an equitable adjustment, it shall be made to any affected contract provision in accordance with the procedures of the Changes clause. When appropriate, the Contracting Officer may initiate an equitable adjustment in favor of the Government. The right to an equitable adjustment shall be the Contractor's exclusive remedy. The Government shall not be liable to suit for breach of contract for--

(1) Any delay in delivery of Government-furnished property;

(2) Delivery of Government-furnished property in a condition not suitable for its intended use;

(3) A decrease in or substitution of Government-furnished property; or

(4) Failure to repair or replace Government property for which the Government is responsible.

(i) Government property disposal. Except as provided in paragraphs (i)(1)(i), (i)(2), and (i)(8)(i) of this clause, the Contractor shall not dispose of Government property until authorized to do so by the Plant Clearance Officer.

(1) Scrap.

(i) Contractor with an approved scrap procedure.

(A) The Contractor may dispose of scrap resulting from production or testing under this contract without Government approval. However, if the scrap requires demilitarization or is sensitive property, the Contractor shall submit the scrap on an inventory disposal schedule.

(B) For scrap from other than production or testing, the Contractor may prepare scrap lists in lieu of inventory disposal schedules (provided such lists are consistent with the approved scrap procedures), except that inventory disposal schedules shall be submitted for scrap aircraft or aircraft parts and scrap that--

(1) Requires demilitarization;

(2) Is a classified item;

(3) Is generated from classified items;

(4) Contains hazardous materials or hazardous wastes;

(5) Contains precious metals; or

(6) Is dangerous to the public health, safety, or welfare.

(ii) Contractor without an approved scrap procedure. The Contractor shall submit an inventory disposal schedule for all scrap.

(2) Pre-disposal requirements. When the Contractor determines that a property item acquired or produced by the Contractor, to which the Government has obtained title under paragraph (c) of this clause, is no longer needed for performance of this contract, the Contractor, in the following order of priority:

(i) May purchase the property at the acquisition cost.

(ii) Shall make reasonable efforts to return unused property to the appropriate supplier at fair market value (less, if applicable, a reasonable restocking fee that is consistent with the supplier's customary practices).

(iii) Shall list, on Standard Form 1428, Inventory Disposal Schedule, property that was not purchased under paragraph (i)(2)(i) of this clause, could not be returned to a supplier, or could not be used in the performance of other Government contracts.

(3) Inventory disposal schedules. (i) The Contractor shall use Standard Form 1428, Inventory Disposal Schedule, to identify--

(A) Government-furnished property that is no longer required for performance of this contract, provided the terms of another Government contract do not require the Government to furnish that property for performance of that contract; and

(B) Property acquired or produced by the Contractor, to which the Government has obtained title under paragraph (c) of this clause, that is no longer required for performance of that contract.

(ii) The Contractor may annotate inventory disposal schedules to identify property the Contractor wishes to purchase from the Government.

(iii) Unless the Plant Clearance Officer has agreed otherwise, or the contract requires electronic submission of inventory disposal schedules, the Contractor shall prepare separate inventory disposal schedules for--

(A) Special test equipment with commercial components;

(B) Special test equipment that does not contain commercial components;

(C) Printing equipment;

(D) Computers, components thereof, peripheral equipment, and related equipment;

(E) Precious Metals;

(F) Nonnuclear hazardous materials or hazardous wastes; or

(G) Nuclear materials or nuclear wastes.

(iv) Property with the same description, condition code, and reporting location may be grouped in a single line item. The Contractor shall describe special test equipment in sufficient detail to permit an understanding of the special test equipment's intended use.

(4) Submission requirements. The Contractor shall submit inventory disposal schedules to the Plant Clearance Officer no later than--

(i) Thirty days following the Contractor's determination that a Government property item is no longer required for performance of the contract;

(ii) Sixty days, or such longer period as may be approved by the Plant Clearance Officer, following completion of contract deliveries or performance; or

(iii) One hundred twenty days, or such longer period as may be approved by the Plant Clearance Officer, following contract termination in whole or in part.

(5) Corrections. The Plant Clearance Officer may require the Contractor to correct an inventory disposal schedule or may reject a schedule if the property identified on the schedule is not accountable under this contract or is not in the quantity or condition indicated.

(6) Postsubmission adjustments. The Contractor shall provide the Plant Clearance Officer at least 10 working days advance written notice of its intent to remove a property item from an approved inventory disposal schedule. Unless the Plant Clearance Officer objects to the intended schedule adjustment within the notice period, the Contractor may make the adjustment upon expiration of the notice period.

(7) Storage. (i) The Contractor shall store the property identified on an inventory disposal schedule pending receipt of disposal instructions. The Government's failure to provide disposal instructions within 120 days following acceptance of an inventory disposal schedule, might entitle the Contractor to an equitable adjustment for costs incurred to store such property on or after the 121st day.

(ii) The Contractor shall obtain the Plant Clearance Officer's approval to remove Government property from the premises at which the property is currently located prior to receipt of final disposition instructions. If approval is granted, any costs incurred by the Contractor to transport or store the property shall not increase the price or fee of any Government contract. The storage facility must be appropriate for assuring the property's physical safety and suitability for use. Approval does not relieve the Contractor of any liability under this contract for such property.

(8) Disposition instructions. (i) If the Government does not provide disposition instructions to the Contractor within 45 days following acceptance of a scrap list, the Contractor may dispose of the listed scrap in accordance with the Contractor's approved scrap procedures.

(ii) The Contractor shall prepare for shipment, deliver f.o.b. origin, or dispose of Government property as directed by the Plant Clearance Officer. The Contractor shall remove and destroy any markings identifying the property as Government property prior to disposing of the property.

(iii) The Contracting Officer may require the Contractor to demilitarize the property prior to shipment or disposal. Any equitable adjustment incident to the Contracting Officer's direction to demilitarize Government property shall be made in accordance with paragraph (h) of this clause.

(9) Disposal proceeds. The Contractor shall credit the net proceeds from the disposal of Government property to the cost of work covered by this contract, or to the Government as directed by the Contracting Officer.

(10) Subcontractor inventory disposal schedules. The Contractor shall require a subcontractor that is using property accountable under this contract at a subcontractor-managed site to submit inventory disposal schedules to the Contractor in sufficient time for the Contractor to comply with the requirements of paragraph (i)(4) of this clause.

(j) Abandonment of Government property.

(1) The Government will not abandon sensitive Government property without the Contractor's written consent;

(2) The Government, upon notice to the Contractor, may abandon any nonsensitive Government property in place at which time all obligations of the Government regarding such abandoned property shall cease.

(3) The Government has no obligation to restore or rehabilitate the Contractor's premises under any circumstances; however, if Government-furnished property is withdrawn or is unsuitable for the intended use, or if other Government property is substituted, then the equitable adjustment under paragraph (h) of this clause may properly include restoration or rehabilitation costs.

(k) Communications. All communications under this clause shall be in writing.

(l) Overseas contracts. If this contract is to be performed outside the United States of America and its outlying areas, the words "Government" and "Government-furnished" (wherever they appear in this clause) shall be construed as "United States Government" and "United States Government-furnished," respectively.

(End of clause)

52.252-6 AUTHORIZED DEVIATIONS IN CLAUSES (APR 1984)

(a) The use in this solicitation or contract of any Federal Acquisition Regulation (48 CFR Chapter 1) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the date of the clause.

(b) The use in this solicitation or contract of any DFARS (48 CFR Chapter 2) clause with an authorized deviation is indicated by the addition of "(DEVIATION)" after the name of the regulation.

(End of clause)

252.235-7010 Acknowledgment of Support and Disclaimer. (MAY 1995)

(a) The Contractor shall include an acknowledgment of the Government's support in the publication of any material based on or developed under this contract, stated in the following terms: This material is based upon work supported by the DARPA and SPAWAR under Contract No. N66001-06-C-2024.

(b) All material, except scientific articles or papers published in scientific journals, must, in addition to any notices or disclaimers by the Contractor, also contain the following disclaimer: Any opinions, findings and conclusions or recommendations expressed in this material are those of the author(s) and do not necessarily reflect the views of DARPA and SPAWAR.

252.247-7023 Transportation of Supplies by Sea (MAY 2002)

(a) Definitions. As used in this clause --

(1) "Components" means articles, materials, and supplies incorporated directly into end products at any level of manufacture, fabrication, or assembly by the Contractor or any subcontractor.

(2) "Department of Defense" (DoD) means the Army, Navy, Air Force, Marine Corps, and defense agencies.

(3) "Foreign flag vessel" means any vessel that is not a U.S.-flag vessel.

(4) "Ocean transportation" means any transportation aboard a ship, vessel, boat, barge, or ferry through international waters.

(5) "Subcontractor" means a supplier, materialman, distributor, or vendor at any level below the prime contractor whose contractual obligation to perform results from, or is conditioned upon, award of the prime contract and who is performing any part of the work or other requirement of the prime contract.

(6) "Supplies" means all property, except land and interests in land, that is clearly identifiable for eventual use by or owned by the DoD at the time of transportation by sea.

(i) An item is clearly identifiable for eventual use by the DoD if, for example, the contract documentation contains a reference to a DoD contract number or a military destination.

(ii) "Supplies" includes (but is not limited to) public works; buildings and facilities; ships; floating equipment and vessels of every character, type, and description, with parts, subassemblies, accessories, and equipment; machine tools; material; equipment; stores of all kinds; end items; construction materials; and components of the foregoing.

(7) "U.S.-flag vessel" means a vessel of the United States or belonging to the United States, including any vessel registered or having national status under the laws of the United States.

(b)(1) The Contractor shall use U.S.-flag vessels when transporting any supplies by sea under this contract.

(2) A subcontractor transporting supplies by sea under this contract shall use U.S.-flag vessels if--

(i) This contract is a construction contract; or

(ii) The supplies being transported are--

(A) Noncommercial items; or

(B) Commercial items that--

(1) The Contractor is reselling or distributing to the Government without adding value (generally, the Contractor does not add value to items that it contracts for f.o.b. destination shipment);

(2) Are shipped in direct support of U.S. military contingency operations, exercises, or forces deployed in humanitarian or peacekeeping operations; or

(3) Are commissary or exchange cargoes transported outside of the Defense Transportation System in accordance with 10 U.S.C. 2643.

(c) The Contractor and its subcontractors may request that the Contracting Officer authorize shipment in foreign-flag vessels, or designate available U.S.-flag vessels, if the Contractor or a subcontractor believes that --

(1) U.S.-flag vessels are not available for timely shipment;

(2) The freight charges are inordinately excessive or unreasonable; or

(3) Freight charges are higher than charges to private persons for transportation of like goods.

(d) The Contractor must submit any request for use of other than U.S.-flag vessels in writing to the Contracting Officer at least 45 days prior to the sailing date necessary to meet its delivery schedules. The Contracting Officer

will process requests submitted after such date(s) as expeditiously as possible, but the Contracting Officer's failure to grant approvals to meet the shipper's sailing date will not of itself constitute a compensable delay under this or any other clause of this contract. Requests shall contain at a minimum --

(1) Type, weight, and cube of cargo;

(2) Required shipping date;

(3) Special handling and discharge requirements;

(4) Loading and discharge points;

(5) Name of shipper and consignee;

(6) Prime contract number; and

(7) A documented description of efforts made to secure U.S.-flag vessels, including points of contact (with names and telephone numbers) with at least two U.S.-flag carriers contacted. Copies of telephone notes, telegraphic and facsimile message or letters will be sufficient for this purpose.

(e) The Contractor shall, within 30 days after each shipment covered by this clause, provide the Contracting Officer and the Maritime Administration, Office of Cargo Preference, U.S. Department of Transportation, 400 Seventh Street SW., Washington, DC 20590, one copy of the rated on board vessel operating carrier's ocean bill of lading, which shall contain the following information:

(1) Prime contract number;

(2) Name of vessel;

(3) Vessel flag of registry;

(4) Date of loading;

(5) Port of loading;

(6) Port of final discharge;

(7) Description of commodity;

(8) Gross weight in pounds and cubic feet if available;

(9) Total ocean freight in U.S. dollars; and

(10) Name of the steamship company.

(f) The Contractor shall provide with its final invoice under this contract a representation that to the best of its knowledge and belief--

(1) No ocean transportation was used in the performance of this contract;

(2) Ocean transportation was used and only U.S.-flag vessels were used for all ocean shipments under the contract;

(3) Ocean transportation was used, and the Contractor had the written consent of the Contracting Officer for all non-U.S.-flag ocean transportation; or

(4) Ocean transportation was used and some or all of the shipments were made on non-U.S.-flag vessels without the written consent of the Contracting Officer. The Contractor shall describe these shipments in the following format:

ITEM DESCRIPTION	CONTRACT LINE ITEMS	QUANTITY

TOTAL____

(g) If the final invoice does not include the required representation, the Government will reject and return it to the Contractor as an improper invoice for the purposes of the Prompt Payment clause of this contract. In the event there has been unauthorized use of non-U.S.-flag vessels in the performance of this contract, the Contracting Officer is entitled to equitably adjust the contract, based on the unauthorized use.

(h) In the award of subcontracts for the types of supplies described in paragraph (b)(2) of this clause, the Contractor shall flow down the requirements of this clause as follows:

(1) The Contractor shall insert the substance of this clause, including this paragraph (h), in subcontracts that exceed the simplified acquisition threshold in part 2 of the Federal Acquisition Regulation.

(2) The Contractor shall insert the substance of paragraphs (a) through (e) of this clause, and this paragraph (h), in subcontracts that are at or below the simplified acquisition threshold in part 2 of the Federal Acquisition Regulation.

(End of clause)

252.247-7024 Notification of Transportation of Supplies by Sea (MAR 2000)

(a) The Contractor has indicated by the response to the solicitation provision, Representation of Extent of Transportation by Sea, that it did not anticipate transporting by sea any supplies. If, however, after the award of this contract, the Contractor learns that supplies, as defined in the Transportation of Supplies by Sea clause of this contract, will be transported by sea, the Contractor --

(1) Shall notify the Contracting Officer of that fact; and

(2) Hereby agrees to comply with all the terms and conditions of the Transportation of Supplies by Sea clause of this contract.

(b) The Contractor shall include this clause; including this paragraph (b), revised as necessary to reflect the relationship of the contracting parties--

(1) In all subcontracts under this contract, if this contract is a construction contract; or

(2) If this contract is not a construction contract, in all subcontracts under this contract that are for--

(i) Noncommercial items; or

(ii) Commercial items that--

(A) The Contractor is reselling or distributing to the Government without adding value (generally, the Contractor does not add value to items that it subcontracts for f.o.b. destination shipment);

(B) Are shipped in direct support of U.S. military contingency operations, exercises, or forces deployed in humanitarian or peacekeeping operations; or

(C) Are commissary or exchange cargoes transported outside of the Defense Transportation System in accordance with 10 U.S.C. 2643.

(End of clause)

Section J - List of Documents, Exhibits and Other Attachments

Exhibit/Attachment Table of Contents

Section K - Representations, Certifications and Other Statements of Offerors

CLAUSES INCORPORATED BY REFERENCE

252.209-7001	Disclosure of Ownership or Control by the Government of a Terrorist Country	SEP 2004
252.209-7002	Disclosure Of Ownership Or Control By A Foreign Government	JUN 2005

CLAUSES INCORPORATED BY FULL TEXT

252.225-7031 SECONDARY ARAB BOYCOTT OF ISRAEL (JUN 2005)

(a) Definitions. As used in this provision--

(1) Foreign person means any person (including any individual, partnership, corporation, or other form of association) other than a United States person.

(2) United States means the 50 States, the District of Columbia, outlying areas, and the outer Continental Shelf as defined in 43 U.S.C. 1331.

(3) United States person is defined in 50 U.S.C. App. 2415(2) and means--

(i) Any United States resident or national (other than an individual resident outside the United States who is employed by other than a United States person);

(ii) Any domestic concern (including any permanent domestic establishment of any foreign concern); and

(iii) Any foreign subsidiary or affiliate (including any permanent foreign establishment) of any domestic concern that is controlled in fact by such domestic concern.

(b) Certification. If the offeror is a foreign person, the offeror certifies, by submission of an offer, that it--

(1) Does not comply with the Secondary Arab Boycott of Israel; and

(2) Is not taking or knowingly agreeing to take any action, with respect to the Secondary Boycott of Israel by Arab countries, which 50 U.S.C. App. 2407(a) prohibits a United States person from taking.

(End of provision)

252.227-7017 IDENTIFICATION AND ASSERTION OF USE, RELEASE, OR DISCLOSURE RESTRICTIONS. (JUN 1995)

(a) The terms used in this provision are defined in following clause or clauses contained in this solicitation--

(1) If a successful offeror will be required to deliver technical data, the Rights in Technical Data--Noncommercial Items clause, or, if this solicitation contemplates a contract under the Small Business Innovative Research Program, the Rights in Noncommercial Technical Data and Computer Software--Small Business Innovative Research (SBIR) Program clause.

(2) If a successful offeror will not be required to deliver technical data, the Rights in Noncommercial Computer Software and Noncommercial Computer Software Documentation clause, or, if this solicitation contemplates a contract under the Small Business Innovative Research Program, the Rights in Noncommercial Technical Data and Computer Software--Small Business Innovative Research (SBIR) Program clause.

(b) The identification and assertion requirements in this provision apply only to technical data, including computer software documents, or computer software to be delivered with other than unlimited rights. For contracts to be awarded under the Small Business Innovative Research Program, the notification requirements do not apply to technical data or computer software that will be generated under the resulting contract. Notification and identification is not required for restrictions based solely on copyright.

(c) Offers submitted in response to this solicitation shall identify, to the extent known at the time an offer is submitted to the Government, the technical data or computer software that the Offeror, its subcontractors or suppliers, or potential subcontractors or suppliers, assert should be furnished to the Government with restrictions on use, release, or disclosure.

(d) The Offeror's assertions, including the assertions of its subcontractors or suppliers or potential subcontractors or suppliers shall be submitted as an attachment to its offer in the following format, dated and signed by an official authorized to contractually obligate the Offeror:

Identification and Assertion of Restrictions on the Government's Use, Release, or Disclosure of Technical Data or Computer Software.

The Offeror asserts for itself, or the persons identified below, that the Government's rights to use, release, or disclose the following technical data or computer software should be restricted:

Technical Data or Computer Software to be Furnished With Restrictions *	Basis for Assertion **	Asserted Rights Category ***	Name of Person Asserting Restrictions ****
(LIST) *****	(LIST)	(LIST)	(LIST)

*For technical data (other than computer software documentation) pertaining to items, components, or processes developed at private expense, identify both the deliverable technical data and each such items, component, or process. For computer software or computer software documentation identify the software or documentation.

**Generally, development at private expense, either exclusively or partially, is the only basis for asserting restrictions. For technical data, other than computer software documentation, development refers to development of the item, component, or process to which the data pertain. The Government's rights in computer software documentation generally may not be restricted. For computer software, development refers to the software. Indicate whether development was accomplished exclusively or partially at private expense. If development was not accomplished at private expense, or for computer software documentation, enter the specific basis for asserting restrictions.

***Enter asserted rights category (e.g., government purpose license rights from a prior contract, rights in SBIR data generated under another contract, limited, restricted, or government purpose rights under this or a prior contract, or specially negotiated licenses).

****Corporation, individual, or other person, as appropriate.

*****Enter "none" when all data or software will be submitted without restrictions.

Date ____

Printed Name and Title ________________________________

Signature ____

(End of identification and assertion)

(e) An offeror's failure to submit, complete, or sign the notification and identification required by paragraph (d) of this provision with its offer may render the offer ineligible for award.

(f) If the Offeror is awarded a contract, the assertions identified in paragraph (d) of this provision shall be listed in an attachment to that contract. Upon request by the Contracting Officer, the Offeror shall provide sufficient information to enable the Contracting Officer to evaluate any listed assertion.

(End of provision)

252.227-7028 TECHNICAL DATA OR COMPUTER SOFTWARE PREVIOUSLY DELIVERED TO THE GOVERNMENT (JUN 1995)

The Offeror shall attach to its offer an identification of all documents or other media incorporating technical data or computer software it intends to deliver under this contract with other than unlimited rights that are identical or substantially similar to documents or other media that the Offeror has produced for, delivered to, or is obligated to deliver to the Government under any contract or subcontract. The attachment shall identify--

(a) The contract number under which the data or software were produced;

(b) The contract number under which, and the name and address of the organization to whom, the data or software were most recently delivered or will be delivered; and

(c) Any limitations on the Government's rights to use or disclose the data or software, including, when applicable, identification of the earliest date the limitations expire.

(End of clause)

252.247-7022 REPRESENTATION OF EXTENT OF TRANSPORTATION BY SEA (AUG 1992)

(a) The Offeror shall indicate by checking the appropriate blank in paragraph (b) of this provision whether transportation of supplies by sea is anticipated under the resultant contract. The term supplies is defined in the Transportation of Supplies by Sea clause of this solicitation.

(b) Representation. The Offeror represents that it:

____ (1) Does anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

____ (2) Does not anticipate that supplies will be transported by sea in the performance of any contract or subcontract resulting from this solicitation.

(c) Any contract resulting from this solicitation will include the Transportation of Supplies by Sea clause. If the Offeror represents that it will not use ocean transportation, the resulting contract will also include the Defense FAR Supplement clause at 252.247-7024, Notification of Transportation of Supplies by Sea.

(End of provision)

K-303 REPRESENTATION REGARDING EMPLOYMENT OF NAVY PERSONNEL (DEC 1999)

The Contractor represents that he 0 does, 0 does not now employ or intend to employ any person for work under this contract who is a current civilian employee or active duty member of the United States Navy. Affirmative representations must be fully explained in writing and attached hereto. (Include the names of such persons and the Naval activity which employs them.)

(End of provision)

K-701 REPRESENTATION OF COMPLIANCE WITH THE ELECTRONIC AND INFORMATION TECHNOLOGY (EIT) ACCESSIBILITY STANDARDS (JUN 2001)

(a) The offeror represents that it ( ) will ( ) will not deliver Electronic and Information Technology (EIT) that complies with the EIT Accessibility Standards at 36 C.F.R. § 1194.

(b) If the offeror represents that it will not deliver EIT that complies with the EIT Accessibility Standards at 36 C.F.R. § 1194, it shall complete the following table:

Item	Rationale for Not Providing Compliant EIT

(End of provision)